Exhibit 5.1

March 19, 2020

DarioHealth Corp.

8 HaTokhen Street

Caesarea Industrial Park

3088900, Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed by DarioHealth Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the re-sales of 4,652,126 shares of common stock, $0.0001 par value per share of the Company (the “Common Stock”) issuable upon conversion of shares (such shares collectively referred to as the “Conversion Shares”) of the Company’s Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock and Series A-4 Convertible Preferred Stock (collectively, the “Preferred Stock”), each of such Conversion Shares to be offered and sold from time to time by certain of the selling stockholders listed in the Registration Statement under the heading “Selling Stockholders”.

We are acting as counsel for the Company in connection with the Registration Statement. We have examined and relied upon resolutions of the Board of Directors of the Company as provided to us by the Company, a certificate of an officer of the Company and the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Our opinions set forth below with respect to the validity of any security may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing. The opinions rendered herein are limited to the Delaware General Corporation Law and the federal laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that when the Conversion Shares have been issued and sold as contemplated by the terms of the relevant class of Preferred Stock, the Conversion Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP